DEFERRED COMPENSATION AGREEMENT ELECTION FORM


I hereby elect that my Deferred Compensation Ledger Account balance which is deemed to be invested in the "PNX Guaranteed Account Option" be paid to me:



[_]  In one lump sum payable on the         day of          ,     ; or
                                    -------        ---------  ----
                                                     Month    Year


[X] In 10 (2-10) annual installments payable on January 15th of each year.

     [_] $________________ annual installment. Remainder to be distributed at the end of the installment period

     [X] Installments of balance beginning January 15, 2003. At the end of the installment period, zero dollars remain.


                             BENEFICIARY DESIGNATION

The following are hereby designated as beneficiaries for the purpose of payments in the event of the death of the Participant prior to the payment of all benefits under this Agreement:

                  Primary:  Selma Searfoss
                           -------------------------------

                  Contingent: 1/3 each Cengiz, Erol and
                              Rana Searfoss
                              ----------------------------


I understand that I may change my beneficiary designation and my investment election by calling (860) 403-2083 or (860) 403-2134 or by written notice to:

                  Human Resources, Pension Plan Administration
                  100 Bright Meadow Boulevard
                  Enfield, CT   06082


                         DEFERRED COMPENSATION AGREEMENT
                          ACCEPTANCE AND ELECTION FORM

THIS AGREEMENT is solely between Phoenix Life Insurance Company and the Participant. The Participant and any beneficiaries as designated in this Election Form, shall have recourse only against Phoenix Life Insurance Company for enforcement, and it shall be binding upon the beneficial heirs, assignees, executors and administrators of the Participant and upon the successors and assigns of Phoenix.

This election supercedes all previous elections.


EXECUTED by the undersigned this 29th day of August 2002.


PHOENIX LIFE INSURANCE COMPANY


  /s/ E. Rudden
---------------------------------------
Vice President, Human Resources



  /s/ David W. Searfoss                         /s/ Suzette Louro
----------------------------------------   -------------------------------------
David W. Searfoss' Signature                              Witness